VCG HOLDING CORP. APPOINTS CAROLYN ROMERO TO BOARD OF DIRECTORS

Denver, CO. – August 3, 2009 — VCG Holding Corp. (NASDAQ: VCGH) (“the Company”), a growing and leading consolidator and operator of adult nightclubs, today announced that Carolyn Romero has joined the Company’s Board of Directors. A Certified Public Accountant and Certified Valuation Analyst, Ms. Romero has more than 25 years of financial management experience, including 24 years in public accounting. She has been deemed both “Independent” and a “Financial Expert” under the applicable rules and regulations of the Securities and Exchange Commission and Nasdaq, and will serve as a member of the Audit Committee.

Ms. Romero, 51, is currently Manager of Financial Reporting for Woodward Governor Company, a publicly-traded, $1.3 billion in revenue company, that is a designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment. Her responsibilities include preparing all external financial reporting and SEC compliance documents, performing various analyses and valuation calculations, working with outside auditors, and training internal accounting staff. During her 24 years of public accounting experience, Ms. Romero’s areas of expertise included: high-growth companies; business acquisition, disposition and valuation services; SOX project work; and client disclosure and accounting requirements.

Ms. Romero is active in a number of organizations, including the Colorado Society of Certified Public Accountants, American Institute of Certified Public Accountants, the National Association of Certified Valuation Analysts, and the Business & Professional Women/USA, where she was National Treasurer from 2003-2005.

Troy Lowrie, Chairman and Chief Executive Officer of VCG Holding Corp., stated, “We welcome Carolyn to the Board and as a member of the Audit Committee. We believe that her exceptional background in public reporting and business valuations will serve us well. We look forward to her counsel and contributions as we continue to design and implement initiatives to enhance shareholder value.”

Ms. Romero succeeds Allan Rubin as a member of the Board and Robert McGraw, Jr., CPA as a member of the Audit Committee. Mr. Rubin resigned from the Company’s Board of Directors on July 31, 2009. Mr. McGraw resigned from the Audit Committee, but remains a member of the Nominating Committee and Compensation Committee. Ms. Romero will serve as a member of the Board for a period of 1 year, completing the term of Allan Rubin, who has resigned from the Board. Ms. Romero will stand for election at the next annual meeting.

Mr. Lowrie commented, “I want to thank Allan for his five years of dedicated service as a member of our Board. We also look forward to Bob’s continuing contributions as a member of the Board.”

ABOUT VCG HOLDING CORP.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs. The nightclubs are located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.

FORWARD LOOKING STATEMENT

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp.	The Equity Group Inc.
Troy Lowrie Chief Executive Officer (303) 934-2424 tlowrie@vcgh.com	Devin Sullivan Senior Vice President (212) 836-9608 dsullivan@equityny.com

Courtney Cowgill Chief Financial Officer (303) 934-2424 ccowgill@vcgh.com	Gerrard Lobo Senior Account Executive (212) 836-9610 globo@equityny.com